UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2007
GLOBAL AXCESS CORP
(Exact name of registrant as specified in charter)

Nevada (State or other jurisdiction of incorporation)	000-17874 (Commission File Number)	88-0199674 (IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida (Address of principal executive offices)	32256 (Zip Code)

Registrant’s telephone number, including area code: (904) 280-3950

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On September 28, 2007, Global Axcess Corp (the “Company”) entered into a Fourth Amended and Restated Loan Agreement (the “Fourth Restated Loan Agreement”) with Wachovia Bank (“Wachovia”). Concurrent with the execution of the Fourth Restated Loan Agreement, the Company issued a Consolidated Renewal Promissory Note (the “Renewal Promissory Note”) on September 28, 2007. The Renewal Promissory Note consolidated the promissory note dated October 27, 2005 in the original principal amount of $3,000,000 and the revolving line of credit dated June 22, 2005 in the original principal amount of $500,000.

Pursuant to the terms of the Fourth Restated Loan Agreement certain required financial covenants have been modified from the Third Amended and Restated Loan Agreement (the “Third Restated Loan Agreement”). As more specifically described in the full text of the agreement, which is attached to this Current Report on Form 8-K, the Company is now required to maintain a debt service coverage ratio of 1.00 to 1.00 on or before December 31, 2007, and of not less than 1.25 to 1.00 at all times thereafter. Further, the Company is now required to maintain a senior funded debt to EBITDA ration of not more than 1.50 to 1.00 on or before December 31, 2007, and of not more than 1.25 to 1.00 at all times thereafter. In addition, the Company is now required to maintain a senior liabilities to effective net worth ratio of not more than 2.75 to 1.00 on or before September 30, 2007, of not more than 2.50 to 1.00 after September 30, 2007, and on or before December 31, 2007, of not more than 2.25 to 1.00 after December 31, 2007, and on or before June 30, 2008, and of not more than 2.00 to 1.00 at all times thereafter.

Under the terms of the Renewal Promissory Note, the Company is required to pay $50,000 plus accrued interest per month commencing in October 2007. All outstanding principal and interest is payable in full in August 2011. The interest rate in connection with the Renewal Promissory Note is Wachovia’s Prime Rate plus 1%.

 The foregoing summary is qualified in its entirety by the full text of the Fourth Restated Loan Agreement and the Renewal Promissory Note, which are attached to this Current Report on Form 8-K as Exhibits 4.15 and 4.16, respectively, and are incorporated by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Exhibit Name

4.14	Consolidated Renewal Promissory Note dated August 28, 2007 issued by the Company to Wachovia

4.15	Fourth Amended and Restated Loan Agreement entered by and between the Company and Wachovia

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

Dated: September 28, 2007	By:	/s/ George McQuain
Name: George McQuain
Title: Chief Executive Officer